Exhibit 99.1

Lasik America, Inc. Announces Name Change to Critical Care, Inc. and Commencement of Trading Under New Ticker Symbol 'CTCC'

ALBUQUERQUE, N.M., Oct. 27, 2004 (PRIMEZONE) -- Lasik America, Inc. (OTC BB:LSIK.OB - NEWS) today announced that it has changed its name to Critical Care, Inc. In addition, effective today, the company's common stock will be traded on the OTCBB under the new ticker symbol "CTCC."

Ernest B. Remo, Chief Executive Officer and Chairman of the Board of Directors of Critical Care, Inc., remarked, "The name change better reflects our business plans to focus on the development and operations of dialysis clinics worldwide."


Critical Care, Inc. Overview


Critical Care, Inc. is a public company trading under the ticker symbol (OTC BB:CTCC.OB - NEWS). The company currently operates a dialysis clinic in Italy and a medical facility in Albuquerque, New Mexico, providing laser vision correction surgery procedures.


Forward Looking Statements


The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the company's behalf. All statements, other than statements of historical facts which address the company's expectations of sources of capital or which express the company's expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the company, which include the ability of the company to implement its business plans, actual results may differ materially from the expectations expressed in the forward-looking statements.